EXHIBIT 5

June 25, 2015

Sphere 3D Corp.
240 Matheson Boulevard East
Mississauga, ON L4Z 1X1
Canada

Dear Sirs/Mesdames:

Re:        Registration of 10,790,315 common shares of Sphere 3D Corp.

            We have acted as Canadian special counsel to Sphere 3D Corp., a corporation amalgamated under the Business Corporations Act (Ontario) (the “Company”), in connection with the registration under the United States Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the “Registration Statement”), filed on or about the date hereof with the United States Securities and Exchange Commission (the “SEC”), of:

(a)	8,790,315 common shares of the Company (the “2015 PIP Shares”) to be issued pursuant to awards granted or that may be granted under the Company’s 2015 Performance Incentive Plan (the “2015 PIP”); and

(b)

2,000,000 common shares of the Company (the “ESPP Shares” and, collectively with the 2015 PIP Shares, the “Registration Shares”) to be issued pursuant to awards granted or that may be granted under the Company’s Employee Stock Purchase Plan (the “ESPP” and, together with the 2015 PIP, the “Plans”).

            For the purposes of this opinion, we have examined copies of the 2015 PIP and of the ESPP. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the “Corporate Documents”):

(a)	the certificate and articles of amalgamation of the Company;

(b)	the by-laws of the Company;

(c)	certain resolutions of the Company's directors and shareholders; and

(d)	a certificate of an officer of the Company (the “Officer's Certificate”).

            We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have relied upon the Corporate Documents without independent investigation of the matters provided for therein for the purpose of providing our opinion expressed herein.

            In examining all documents and in providing our opinion expressed herein we have assumed that:

(a)	all individuals had the requisite legal capacity;

(b)	all signatures are genuine;

(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate;

(e)	the certificate of amalgamation of the Company is conclusive evidence that the Company is amalgamated under the Business Corporations Act (Ontario); and

(f)

all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Company including, without limitation, the Officer's Certificate, are complete, true and accurate.

            We express no opinion as to any laws, or matters governed by any laws, other than the laws of the province of Ontario and the federal laws of Canada applicable therein. Our opinion is expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, nor do we have any obligation to advise you of any other change in any matter addressed in this opinion or to consider whether it would be appropriate for any person other than the addressee to rely on our opinion.

            Where our opinion expressed herein refers to the Registration Shares having been issued as being “fully-paid and non-assessable” common shares of the Company, such opinion assumes that all required consideration (in whatever form) has been paid or provided. No opinion is expressed as to the adequacy of any consideration received.

            Based and relying upon the foregoing, we are of the opinion that the Registration Shares have been duly authorized and reserved for issuance pursuant to the Plans and will, when issued in accordance with such authorization and the terms of the Plans, be validly issued as fully paid and non-assessable common shares of the Company.

            This opinion is rendered solely to the addressee in connection with the Registration Statement and may not be used or relied upon by you for any other purpose or used or relied upon by any other person.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the SEC. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

/s/ Stikeman Elliott